UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 11, 2019 (February 7, 2019)

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, the Legacy Housing Corporation (the “Company”) Board of Directors separated the roles of Chief Executive Officer and Executive Chairman of the Board. Accordingly, Curtis D. Hodgson has transitioned from his role as the Company’s Co-Chief Executive Officer to become its Executive Chairman of the Board of Directors, as approved by the Company’s Board of Directors (where he was already a director).  This transition was effective immediately.  Mr. Hodgson will remain actively involved with Legacy in this role, including with respect to overall corporate strategy and manufactured home park development and financing.

Kenneth E. Shipley, who previously managed the affairs of the Company with Mr. Hodgson as Co-Chief Executive Officers, will become the sole Chief Executive Officer of the Company.  Mr. Shipley has also been appointed by the Board of Directors to serve as the Company’s President.

For biographical information concerning Messrs. Hodgson and Shipley, see the Company’s Final Prospectus (as part of Registration Statement on Form S-1, Registration No. 333-228288) filed with the Securities and Exchange Commission on December 14, 2018.

A copy of the press release announcing this management change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release issued on February 11, 2019.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: February 11, 2019	By:	/s/ Neal J. Suit
	Name:	Neal J. Suit
	Title:	Executive Vice President and General Counsel